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                                                                     EXHIBIT 8.1



                                         February 25, 2002



                     Re: The Western Multiplex/Proxim Merger



Western Multiplex Corporation
1196 Borregas Avenue
Sunnyvale, California 94089

Ladies and Gentlemen:

            We have acted as counsel to Western Multiplex Corporation ("Western Multiplex"), a Delaware corporation, in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 16, 2002, by and among Western Multiplex, Proxim, Inc., a Delaware corporation ("Proxim"), and Walnut-Pine Merger Corp., a Delaware corporation and wholly owned subsidiary of Western Multiplex ("Merger Sub"), pursuant to which Merger Sub shall be merged with and into Proxim with Proxim surviving as a wholly owned subsidiary of Western Multiplex (the "Merger") on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Western Multiplex's Registration Statement on Form S-4 (Registration No.333-82014) relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

            In acting as counsel to Western Multiplex in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.

            You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Western Multiplex, Merger Sub and Proxim in their respective
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Western Multiplex Corporation        -2-                       February 25, 2002


representation letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and
(iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of Western Multiplex, Merger Sub or Proxim or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

            We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

            Subject to the foregoing and the qualifications and limitations stated herein, and assuming the Merger will be consummated in accordance with the Merger Agreement (and exhibits thereto), and as described in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger".

            We express our opinion herein only as to those matters of United States federal income taxation specifically set forth under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

      We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

                                        Very truly yours,



                                        Simpson Thacher & Bartlett